                                                                      EXHIBIT 21




                    SPACEHAB, INCORPORATED AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                    JURISDICTION OF
NAME OF SUBSIDIARY                   INCORPORATION      BUSINESS NAME
------------------                  ---------------     -------------

Astrotech Space Operations, Inc.    Delaware            Astrotech
Johnson Engineering Corporation     Colorado            Johnson Engineering
Space Media, Inc.                   Delaware            Space Media
Space Store, LLC                    Delaware            Space Store


                                       21